UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 9, 2009

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

The Company confirms its stockholding in Hunt Gold Corporation (HGLC.PK) as at March 9, 2009 as follows :

An amount of 320,994,758 "free trading" and unrestricted shares of Hunt Gold Corporation Common Stock (HGLC.PK) are held directly the by Company.

An additional amount of 443,689,419 "free trading" and unrestricted shares of Hunt Gold Corporation Common Stock (HGLC.PK) are held indirectly by the Company; through the Company's wholly owned subsidiary, Western Diversified Mining Resources, Inc.

The Company hold a total amount of 764,684,177 "free trading" and unrestricted shares of Hunt Gold Corporation Common Stock (HGLC.PK)  as at March 9, 2009.

The Company has not disposed of any of its stockholding in Hunt Gold Corporation (HGLC.PK) either in  "off the market" transactions or any sales in the market at any time whatsoever.

The Company utilized a substantial amount of its restricted shares in Hunt Gold Corporation Common Stock (HGLC.PK) to fund the repurchase and the cancellation of shares of its own shares of Common Stock as detailed in previous filings.

The Company transferred a further amount of its "free trading" shares of Hunt Gold Corporation Common Stock (HGLC.PK) to the "Dividend Reserve Account" at the Transfer Agent to meet the additional shares of Hunt Gold Corporation Common Stock required to pay the Stock Dividend in full; to ensure that the DTCC was in a position to pay out the previous Stock Dividends; in full and as detailed in previous filings.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: March 9, 2009	By:	/s/ Alan Santini
Alan Santini
Company Secretary